EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

BETWEEN

Leafbuyer Technologies, Inc., a Nevada corporation

AND

Greenlight Technologies, Inc. a Nevada corporation

AND

The Shareholders of Greenlight Technologies, Inc. a Nevada corporation

Elaine Lu, Bruce Lam, Ryan Neely and Uncommon Trade, Inc. a Delaware corporation

Effective October 1, 2018

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Table of Contents

§1. Definitions; Basic Transaction
(a)	Definitions
(b)	Basic Transaction
(c)	Closing
(d)	Deliverables at Closing
§2. Purchase Price
(a)	Purchase Price

§3. Representations and Warranties Concerning Transaction
(a)	Sellers’ Representations and Warranties
(b)	Buyer’s Representations and Warranties

§4. Representations and Warranties Concerning Target
(a)	Organization, Qualification, and Corporate Power
(b)	Capitalization
(c)	Non-contravention
(d)	Brokers’ Fees
(e)	Title to Assets
(f)	Subsidiaries
(g)	Financial Statements
(h)	Events Subsequent to Most Recent 2017 Fiscal Year End
(i)	Undisclosed Liabilities
(j)	Legal Compliance
(k)	Tax Matters
(l)	Real Property
(m)	Intellectual Property
(n)	Tangible Assets
(o)	Inventory
(p)	Contracts
(q)	Notes and Accounts Receivable
(r)	Powers of Attorney
(s)	Insurance
(t)	Litigation
(u)	Product Liability
(v)	Key Employees
(w)	Employees
(x)	Employee Benefits
(y)	Guaranties
(z)	Environmental, Health, and Safety Matters
(aa)	Business Continuity
(bb)	Certain Business Relationships with Target
(cc)	Intentionally Omitted
(dd)	Customers and Suppliers
(ee)	Data Privacy
(ff)	Preferential Status
(gg)	Disclosure

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§4A. Representations and Warranties Concerning Buyer’s Shares
(a)	Sellers’ Representations and Warranties Concerning Buyer’s Shares
(b)	Buyer’s Representations and Warranties Concerning Buyer’s Shares

§5. Pre-Closing Covenants
(a)	General
(b)	Notices and Consents
(c)	Operation of Business
(d)	Preservation of Business
(e)	Full Access
(f)	Notice of Developments
(g)	Exclusivity
(h)	Maintenance of Real Property
(i)	Leases
(j)	Tax Matters

§6. Post-Closing Covenants
(a)	General
(b)	Litigation Support
(c)	Transition
(d)	Confidentiality
(e)	Covenant Not to Compete
(f)	Earnest Money Deposit
(g)	Points of Contact
(h)	Filing of Reports
(i)	Sellers’ Piggyback Registration Rights

§7. Conditions to Obligation to Close
(a)	Conditions to Buyer’s Obligation
(b)	Conditions to Sellers’ Obligation

§8. Remedies for Breaches of This Agreement
(a)	Survival of Representations and Warranties
(b)	Indemnification Provisions for Buyer’s Benefit
(c)	Indemnification Provisions for Sellers’ Benefit
(d)	Matters Involving Third Parties
(e)	Determination of Adverse Consequences
(f)	Exclusive Remedy

§9. Tax Matters
(a)	Tax Indemnification
(b)	Straddle Period
(c)	Responsibility for Filing Tax Returns
(d)	Refunds and Tax Benefits
(e)	Cooperation on Tax Matters
(f)	§338(h)(10) Election
(g)	Certain Taxes and Fees

§10. Termination
(a)	Termination of Agreement
(b)	Effect of Termination

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§11. Miscellaneous
(a)	Intentionally Omitted
(b)	Press Releases and Public Announcements
(c)	No Third-Party Beneficiaries
(d)	Entire Agreement
(e)	Succession and Assignment
(f)	Counterparts
(g)	Headings
(h)	Notices
(i)	Governing Law, Jurisdiction, Venue and Service of Process
(j)	Amendments and Waivers
(k)	Severability
(l)	Expenses
(m)	Construction
(n)	Incorporation of Annexes, Exhibits, Appendices, and Schedules
(o)	Governing Language

Annexes

Annex I – Certain Disclosures by Sellers

Annex II – Certain Disclosures by Buyer

Exhibits

Exhibit A – Definitions

Exhibit B – Financial Statements

Exhibit C – Escrow Agreement – Escrow Shares

Exhibit D – Seller’ Release

Exhibit E – Counsel Opinion from Buyer to Sellers

Exhibit F – Master Service Agreement

Exhibit G – Sellers’ Non- Competition Agreement

Exhibit H – Executive’s Employment Agreement

Exhibit I – Purchase Price Allocation Schedule

Appendices

Appendix I – Blank

Appendix II – Incentive Shares

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Disclosure Schedules

Disclosure Schedule 3(a) - Sellers’ Reps/Warranties

3(b) - Buyer’s Reps/Warranties

4(a) - Organization, Qualification, Corporate Power; Directors and Officers of Target

4(b) - Capitalization

4(c) – Non-Contravention

4(e) – Title to Assets

4(h) – Events Subsequent to Most Recent 2017 Fiscal Year End

4(i) – Undisclosed Liability

4(k)(ii) – Tax Liability

4(k)(iii) – Tax Returns

4(l)(ii) - Leases and Leased Real Property

4(m)(ii) – Patents, Registration, Trademark, Intellectual Property

4(m)(iii) – Third Party Intellectual Property

4(n) - Tangible Assets

4(p) - Contracts

4 (s) – Insurance Policy

4(t) – Litigation

4(v) – Key Employees

4(w) – Employees

4(x) – Employee Benefit Plans

4(x)(vi) – Non Qualified Employee Benefits

4(bb) – Sellers’ Business Relationships with Target

4(dd) – Largest Customers and Suppliers

4(ee) – Data Privacy and Security Policy

5(b) – 3rd Party Notices and Consents

Buyer’s Disclosure Schedule

Disclosure Schedule 4A(b)(i) – Capitalization

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of October 1, 2018, by and among Leafbuyer Technologies Inc., a Nevada corporation, or its designee (“Buyer”), and Elaine Lu, Bruce Lam, Ryan Neely and Uncommon Trade Inc., a Delaware corporation (collectively the “Sellers”). Buyer and Sellers may be referred to collectively herein as the “Parties” or, individually, as a “Party.”

Sellers owns all the outstanding capital stock of Greenlight Technologies, Inc., a Nevada corporation (“Target”).

This Agreement contemplates a transaction in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the outstanding capital stock of Target (“Target Shares”) in return for cash, stock and certain other consideration as set forth below.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

§1. Definitions; Basic Transaction.

(a) Definitions. For purposes of this Agreement, the terms and variations thereof set forth in Exhibit A to this Agreement shall have the meanings given to them in Exhibit A.

(b) Basic Transaction. In accordance with the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agrees to sell to Buyer, all of Sellers’ Target Shares for the consideration specified below in §2.

(c) Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Buyer in Colorado at 6888 S. Clinton Street, Suite 300, Greenwood Village, CO 80112 at 5:00 P.M. on October 31, 2018 following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Sellers may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no earlier than October 30, 2018.

(d) Deliverables at Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments, and documents referred to in §7 below, (ii) Buyer will deliver to Sellers the various certificates, instruments, and documents referred to in §7 below, (iii) Sellers will deliver to Buyer stock certificates representing all of the Target Shares accompanied by duly executed assignment documents for assignment to Buyer or Buyer’s designee, and (iv) Buyer will deliver to Sellers the consideration specified in §2 below.

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§2. Purchase Price.

(a) Purchase Price. The aggregate “Purchase Price” for the Target Shares shall be Two Million Four Hundred Fifty Thousand Dollars ($2,450,000) plus up to 1,200,000 Shares of the Buyer’s common stock (“Incentive Shares”) in each case in the form and subject to the adjustments and provisions set forth in this§2 and is payable as set forth below. The Purchase Price shall be allocated between the Sellers as set forth on the “Purchase Price Allocation Schedule” attached hereto as Exhibit I; with One Hundred Fifty Thousand Dollars ($150,000) being paid directly to Uncommon Trade Inc. for services rendered to Target, and any wire transfers to the Sellers shall be in accordance with the wire transfer instructions on Exhibit I. in the form and subject to the adjustments and provisions set forth in this §2 and is payable as follows:

(i)”Cash” Closing Cash Payment to Uncommon Trade Inc.. At Closing, Buyer shall pay One Hundred Fifty Thousand Dollars ($150,000) to Uncommon Trade Inc. by wire transfer of immediately available U.S. federal funds (the “Cash Payment to Uncommon Trade Inc.”) for services rendered to Target.

(ii)”Cash” Second Cash Installment Payment to Sellers. The earlier of 90 days of closing or January 31, 2019, Buyer shall pay Three Hundred Thousand Dollars ($300,000) to Sellers by wire transfer of immediately available U.S. federal funds (the “Cash Payment to Sellers”).

(iii) Payment of Shares of Buyer Common Stock. Two Million Dollars of the Purchase Price will be paid in issued shares of the Buyer’s Common Stock (the “Issued Shares”). The number of Issued Shares payable to Sellers will be 2,666,667 shares at $0.75 per share (the “Issue Price”) provided however, that if, Buyer pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any additional shares of Buyer’s Common Stock (a “Stock Event”), then the closing prices used in the above calculation shall be appropriately adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to such action.. If the closing price of the publicly traded shares of Buyer’s Common Stock on the trading day immediately preceding the day on which the Issued Shares are first freely salable under Rule 144 (the “Rule 144 Date”) is less than 85% of the Issue Price ($0.60 per common share), then Buyer shall make a one-time adjustment and shall promptly pay to Sellers, in stock in the form of additional shares of Buyer’s Common Stock at the market value on the Rule 144 Date, the difference between the aggregate value of the Issued Shares at the Issue Price and the aggregate value of the Issued Shares at the closing price on the Rule 144 Date. For purposes of making this calculation, if there has been a Stock Event between the Closing Date and the Rule 144 Date, then the calculation shall be appropriately adjusted to provide the same economic effect to the Parties as before the ‘onetime adjustment’. The shares of Buyer’s Common Stock issued to the Sellers pursuant to this §2 (including Appendix II) are the “Buyer’s Shares.” The Buyer’s Shares shall be allocated among the Sellers as set forth on Exhibit I. One-quarter (25%) of the Buyer’s Shares issued to the Sellers will be held in escrow with the Escrow Agent in accordance with the provisions of an escrow agreement in substantially the same form as Exhibit C (The “Escrow Agreement – Escrow Shares”).

During the 18 months following the execution of this agreement, there will be a Leak Out Period for the Sellers, (A) the Sellers may sell Common Stock, in aggregate, on any given Trading Day, a number of shares of Common Stock in aggregate of all Sellers that is the greater of (i) 12,000 common shares; (ii) 2% of the 30 day average daily volume of the common stock for the period ended one Trading Day prior to the date of such sale, as reported by The NASDAQ Capital Market; and (iii) 2% of the 30 day average daily volume of the common stock for the period ended one Trading Day prior to the date of such sale in the event that the VWAP shall equal or exceed $0.75 per share, provided the undersigned may not offer or sell such Common Stock for a price that is less than $0.75 per share. The foregoing dollar thresholds are subject to equitable adjustments in the event of any stock split, stock consolidation, stock dividend or other similar event affecting the Common Stock. The Sellers will provide a month detail of the aggregate sales of common shares and will provide detailed transaction reports upon request of the Buyer.

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Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters (the Managing Underwriter) in connection with any registration of the offering of any securities of the Company under the Securities Act, Purchaser shall not, directly or indirectly, sell or otherwise transfer any Shares or other securities of the Company during a period of up to 180 days (the Lock-Up Period) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Lock-Up Period and these restrictions shall be binding on any transferee of such Shares. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

(iv) Incentive Shares. Up to an additional 1,200,000 common Shares of the Purchase Price (the “Incentive Shares”) will be paid by Buyer on or before two years after the closing of this agreement, subject to the terms of and in accordance with Appendix II.

§3. Representations and Warranties Concerning Transaction.

(a) Sellers’ and Target’s Representations and Warranties. Sellers and Target represents and warrants to Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement with respect to Sellers, except as set forth in Annex I attached hereto.

(i) Sellers. Sellers are individuals residing in the State of California and a Delaware corporation.

(ii) Enforceable Obligation. This Agreement constitutes the valid and legally binding obligation of Sellers, enforceable in accordance with its terms and conditions. Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(iii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sellers are subject; (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sellers are a party or by which he, she, or it is bound or to which any of his, her, or its assets are subject; or (C) result in the imposition or creation of a Lien upon or with respect to Target Shares.

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(iv) Brokers’ Fees. Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except to Ryan Neely, who will receive 50,000 shares of the Buyer’s Common stock at closing, which shall be paid in full by Buyer as additional purchase price. These shares shall be subject to the same aggregate restriction in 2(iii).

(v) Target Shares. Sellers hold of record and owns beneficially one hundred percent (100%) of the outstanding Target Shares (i.e., shares of capital stock of Target), free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Sellers are not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Sellers or Target to sell, transfer, or otherwise dispose of any capital stock of Target. Sellers are not party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Target.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to Sellers that the statements contained in this §3(b) are correct and complete as of the date of this Agreement, except as set forth in Annex II attached hereto.

(i) Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(ii) Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(iii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject.

(iv) Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(v) Investment. Buyer is not acquiring the Target Shares with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

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§4. Representations and Warranties Concerning Target and Sellers. Sellers and Target represents and warrants to Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and as of closing date, except as set forth in the §4 Disclosure Schedules delivered by Sellers to Buyer and initialed by the Parties (“Disclosure Schedule” or “Disclosure Schedules”). The Disclosure Schedules will be lettered and numbered so as to correspond to the lettered and numbered paragraphs and subsections contained in this Agreement.

(a) Organization, Qualification, and Corporate Power. Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, which jurisdictions are set forth in Disclosure Schedule 4(a). Target has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Disclosure Schedule 4(a) also lists the directors and officers of Target.

(b) Capitalization. The entire authorized capital stock of Target consists of 10,000,000 common shares (“Target Shares”), of which 5,000,000 of Target Shares are issued and outstanding and 0 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Sellers as set forth in Disclosure Schedule 4(b). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target or the Target Shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Target Shares.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter, bylaws or resolutions of Target; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien, except as set forth in Disclosure Schedule 4(c). Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval, except as set forth in Disclosure Schedule 4(c).

(d) Brokers’ Fees. Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except to Ryan Neely, who will receive 50,000 shares of the Buyer’s Common stock at closing, which shall be paid in full by Buyer as additional purchase price.

(e) Title to Assets. Target has good and valid title to, or a valid leasehold interest in, the properties and all, of its assets, which assets are either shown either on the Most Recent Balance Sheet or are listed on Disclosure Schedule 4(e), free and clear of all Liens.

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(f) Subsidiaries. Target does not own any Subsidiaries or Predecessor companies. Sellers’ Affiliates are listed on Disclosure Schedule 4 (bb).

(g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the “Financial Statements”):

(i) Unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended 2016 and 2017, and year to date 2018, (the “Most Recent Fiscal Year End”) for Target; and

(ii) Unaudited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the months in 2017 ended September 30, 2018 (the “Most Recent Fiscal Month End”) for Target. The Financial Statements (including the notes thereto) have been prepared for purposes of preparing Target’s Federal Income Tax Return throughout the periods covered thereby and, from a Federal Income Tax reporting perspective, present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods.

(h) Events Subsequent to Most Recent 2017 Fiscal Year End. Since the Most Recent Fiscal Year End for 2017, and the Most Recent Financial Statement for 2018, there has not been any Material Adverse Effect to Target, the Target Shares or the Business. Without limiting the generality of the foregoing, and except as set forth on Disclosure Schedule 4(h), since that date:

(i) Target has not sold, leased, transferred, or assigned, or experienced damage to or loss of, any of Target’s assets, tangible or intangible;

(ii) Target has not entered into any agreement, contract, lease, license or other obligation that obligates Target to pay Five Thousand Dollars ($5,000) or more;

(iii) no party (including Target) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Target is a party, or by which any of them is bound that would result in a Material Adverse Effect;

(iv) Neither Target, nor any third party, has imposed any Lien upon any of Target’s Assets, tangible or intangible, or the Target Shares;

(v) Target has not made any capital expenditures;

(vi) Target has not made any material capital investment in, or any loan to, any other Person;

(vii) Target has not created, incurred, assumed, or guaranteed more than One Dollar ($1) in aggregate Indebtedness for borrowed money and capitalized lease obligations;

(viii) Target has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(ix) There has been no change made or authorized in the charter or bylaws of Target;

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(x) Neither Sellers nor Target has issued, sold, pledged, assigned or otherwise disposed of any Target Shares, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of the Target Shares;

(xi) Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xii) Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to the Target Assets or to its property;

(xiii) Target has not made any loan to any of its directors, officers or managers, nor has it made any loans to or entered into any other transaction with any of its employees;

(xiv) Target has not entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement, or entered into any collective bargaining relationship;

(xv) Target has not granted any increase in the base compensation of any of its directors, officers, managers or employees;

(xvi) Target has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, managers or employees (or taken any such action with respect to any other Employee Benefit Plan);

(xvii) Target has not made any other change in employment terms for any of its directors, officers, managers or employees;

(xviii) Target has not implemented any employee layoffs requiring notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local, or non-U.S. law, regulation, or ordinance (collectively the “WARN Act”);

(xix) Target has not made any loans or advances of money;

(xx) Target has not become subject to any judgments, orders, consent agreements, decrees or other legal requirements that may result in a Material Adverse Effect; and

(xxi) Target has not committed to do any of the foregoing acts.

(i) Undisclosed Liabilities. Target has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) of a type that would be recorded on Target’s balance sheet if Target were using the accrual method of accounting in accordance with GAAP, except for: (i) liabilities included and described in the Most Recent Balance Sheet (rather than in any notes thereto); and (ii) those liabilities that have arisen since the Most Recent Fiscal Month End in the Ordinary Course of Business. Target has no unrecorded, undisclosed or contingent Indebtedness other than those set forth on Disclosure Schedule 4(i).

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(j) Legal Compliance.

(i) Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and non-U.S. governments (and all agencies thereof) affecting Target or the Business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply, except as set forth in Disclosure Schedule 4(i).

(ii) The representatives of Target have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of One Hundred Dollars ($100) in the aggregate to any one individual in any year) to:

(A) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

(B) any political party or official thereof;

(C) any candidate for political or political party office; or

(D) any other individual or entity;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party, official or political office.

(iii) Sellers have all Necessary Permits.

(k) Tax Matters.

(i) Target has filed all Federal Income Tax Returns and all other Tax Returns that it is required to file. All such Tax Returns as so filed disclose all Taxes required to be paid for the periods covered thereby. All Taxes due and owing by Target (whether or not shown on any Tax Return) have been paid and Target has not deferred any Taxes. Target is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Target. Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, and all Forms W-2 and 1099 required, with respect thereto, have been properly completed and timely filed.

(ii) Except as set forth on Disclosure Schedule 4(k)(ii), there is no dispute or claim concerning any Tax liability of Target either: (A) claimed or raised by any authority in writing; or (B) as to which Sellers or the directors and officers of Target have Knowledge based upon personal contact with any agent of such authority, or upon an inspection of the records of Target.

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(iii) Disclosure Schedule 4(k)(iii) lists all Federal, state, local, and non-U.S. Tax Returns filed with respect to Target for taxable periods ended on or after December 31, 2017, and indicates whether or not those Tax Returns that have been audited, and indicates whether or not those Tax Returns currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all Federal Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Target since December 31, 2017. Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv) Target is not a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law). Target has not been a United States Real Property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Target is not a party to or bound by any tax allocation or sharing agreement. Target (A) has not been a member of an Affiliated Group filing a consolidated Federal Income Tax Return, and (B) has no liability for the Taxes of any Person (other than Target) under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(v) The unpaid Taxes of Target: (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet; and (B) will not exceed that reserve as adjusted for operations and transactions through the Closing Date.

(vi) Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

(C) installment sale or open transaction disposition made on or prior to the Closing Date; or

(D) prepaid amount received on or prior to the Closing Date.

(vii) Target has not distributed stock of another Person, nor had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(viii) Target is not, and has not been, a party to any “listed transaction,” as defined in Code §6707A(c)(2) and Reg. §1.6011-4(b)(2).

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(ix) Target (and any predecessor of Target) has been a validly reporting C corporation at all times during its existence.

(x) Target has no potential liability for any Tax under Code §1374. Furthermore, Target shall not be liable for any Tax under Code §1374 in connection with the deemed sale of Target’s assets caused by the §338(h)(10) election. Target has not, in the past ten (10) years: (A) acquired assets from another corporation in a transaction in which Target’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor; or (B) acquired the stock of any corporation that is a qualified subchapter S subsidiary.

(l) Real Property.

(i) Target does not own any Owned Real Property.

(ii) Disclosure Schedule 4(l)(ii) sets forth the address of the only parcels of Leased Real Property, and identifies the Leases for that Leased Real Property (including the date and name of the parties to such Lease document). Sellers have delivered to Buyer a true and complete copy of the Lease documents for that Leased Real Property. With respect to each Lease:

(A) such Lease is legal, valid, binding, enforceable and in full force and effect;

(B) the transactions contemplated by this Agreement do not under the terms of any such Lease require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(C) none of Target’s possession and quiet enjoyment of the Leased Real Property under such Lease has been disturbed and there are no disputes with respect to such Lease;

(D) neither Target, nor any other party to the Lease is in breach of or default under such Lease, and, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

(E) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been redeposited in full;

(F) Target does not owe, and will not owe in the future, any brokerage commissions or finder’s fees with respect to such Lease;

(G) Target has not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; and

(H) Target has not collaterally assigned or granted any other Lien in such Lease or any interest therein.

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(iii) The Leased Real Property identified in Disclosure Schedule 4(l)(ii) comprises all of the real property used, or intended to be used, in the business of Target; and Target is not a party to any agreement or option to purchase any real property or interest therein.

(iv) All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Leased Real Property (the “Improvements”) are in good condition and repair and sufficient for the operation of the Business of Target. There are no facts or conditions affecting any of the Improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of Target as currently conducted thereon.

(v) Target has made all rent and other payments required under the Lease and Target is not liable for paying the costs of any Improvements, repairs or betterments related to the Leased Real Property.

(vi) To the Knowledge of Sellers, and the directors and officers of Target, the Leased Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use Laws, including The Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Leased Real Property (collectively, the “Real Property Laws”). Target has not received any notice of violation of any Real Property Law and there is no Basis for the issuance of any such notice or the taking of any action for such violation.

(vii) The Leased Real Property has direct access to a public street adjoining the Leased Real Property or has access to a public street via insurable easements benefitting such parcel of Leased Real Property, and such access is not dependent on any land or other Real Property interest that is not included in the Leased Real Property. None of the Improvements, or any portion thereof, is dependent for its access, use or operation on any land, building, improvement or other Real Property interest that is not included in the Leased Real Property (including its related easements and appurtenances in the case of condominium units).

(viii) All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of the business of Target as currently conducted thereon.

(ix) Target’s use or occupancy of the Leased Real Property or any portion thereof and the operation of the business of Target as currently conducted thereon is not dependent on a “permitted non-conforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any governmental authority.

(x) Intentionally Omitted.

(xi) None of the Leased Real Property, or any portion thereof, is located in a flood hazard area (as defined by the Federal Emergency Management Agency).

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(m) Intellectual Property.

(i) Target, and its Business as presently conducted and as presently proposed to be conducted, have not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third-parties; there are no facts indicating a likelihood of the foregoing; and Sellers have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that Target must license or refrain from using any Intellectual Property rights of any third-party). To the Knowledge of Sellers, no third-party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of Target.

(ii) Disclosure Schedule 4(m)(ii) identifies each patent or registration which has been issued to Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Target has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, covenant not to sue, or other permission that Target has granted to any third-party with respect to any of its Intellectual Property (together with any exceptions). Sellers have delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, covenants not to sue, and permissions (as amended to date). Disclosure Schedule 4(m)(ii) also identifies each material trade name or unregistered trademark, service mark, corporate name, internet domain name, copyright and material computer software item used by Target in connection with its Business. With respect to each item of Intellectual Property required to be identified in Disclosure Schedule 4(m)(ii):

(A) Target possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

(B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Sellers and the directors and officers of Target, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

(D) Target has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iii) Disclosure Schedule 4(m)(iii) identifies each item of Intellectual Property that any third-party owns and that Target uses pursuant to license, sublicense, agreement, covenant not to sue, or permission including off-the-shelf retail licensed software (e.g., Microsoft Windows or Microsoft Word). Sellers have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, covenants not to sue, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Disclosure Schedule 4(m)(iii):

(A) the license, sublicense, agreement, covenant not to sue, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(B) no party to the license, sublicense, agreement, covenant not to sue, or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a breach, default or permit termination, modification, or acceleration thereunder;

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(C) no party to the license, sublicense, agreement, covenant not to sue, or permission has repudiated any provision thereof;

(D) Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, covenant not to sue, or permission; and

(E) no loss or expiration of the item is, threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Sellers or Target, including without limitation, a failure by Sellers or Target to pay any required maintenance fees).

(iv) Target entered into agreements with each of its employees and 1099 contractors such that none of them retains any copyright or other intellectual property rights to any work product provided to clients of Target by those employees or 1099 contractors.

(n) Tangible Assets. The machinery, equipment, and other tangible assets that Target owns or leases are listed in Disclosure Schedule 4(n) and are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

(o) Inventory. Target does not maintain any inventory of goods except as may be set forth on the Most Recent Balance Sheet.

(p) Contracts. Disclosure Schedule 4(p) lists the following contracts and other agreements, written or oral, to which Target is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Five Thousand Dollars ($5,000) per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year or involve consideration in excess of Five Thousand Dollars ($5,000);

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness for borrowed money, or any capitalized lease obligation, in excess of One Dollar ($1) or under which it has imposed a Lien on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or non-competition;

(vi) any agreement with Sellers and Affiliates (other than Target);

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(vii) any profit sharing, stock option, stock purchase, stock appreciation, phantom stock, cash bonuses due upon sale of Target, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any of the following: A) annual compensation in excess of Thirty Thousand Dollars ($30,000); B) a guarantee of employment of one (1) year or more; or C) providing severance benefits;

(x) any agreement under which Target has advanced or loaned any amount to any of its directors, officers, managers or employees;

(xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xii) any agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

(xiii) any settlement, conciliation or similar agreement with any governmental entity or which will likely involve payment after the Closing Date of consideration in excess of Five Thousand Dollars ($5,000);

(xiv) any agreement under which Target has advanced or loaned any other Person amounts in the aggregate exceeding Five Thousand Dollars ($5,000); or

(xv) any other agreement (or group of related agreements) the performance of which involves consideration or expenditures by Target in excess of Five Thousand Dollars ($5,000).

(xvi) Disclosure Schedule 4(p)(xvi) lists or describes any warranties under contracts or agreements with clients for work done by Target for that client, and a general description of the history and scope of any claims under those warranties.

Sellers have delivered to Buyer a correct and complete copy of each written contract listed in Disclosure Schedule 4(p) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Disclosure Schedule 4(p). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

(q) Notes and Accounts Receivable. All notes and accounts receivable of Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Target.

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(r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Target.

(s) Insurance. Disclosure Schedule 4(s) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which Target is a party, a named insured, or otherwise the beneficiary of coverage:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number, coverage limits, and the period of coverage;

(iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and available amounts (including a description of how deductibles and ceilings are calculated and operate) of coverage;

(v) a description of any retroactive premium adjustments or other material loss-sharing arrangements;

(vi) a description of any claims filed against each such policy within the past five (5) years; and

(vii) a description of ‘loss runs’, including any worker’s compensation policies.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither Target, nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Disclosure Schedule 4(s) also describes any material self-insurance arrangements affecting Target. Target has maintained all insurance coverages appropriate for the Business and there have been no gaps in such coverages at any time.

(t) Litigation. Disclosure Schedule 4(t) sets forth each instance in which: (i) Target is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or (ii) Target is a party or the directors and officers of Target, are to Sellers’ Knowledge, threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator.

(u) Product Liability. Target does not sell products in the Ordinary Course of Business and has no product liability exposure.

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(v) Key Employees.

(i) Disclosure Schedule 4(v)(i) identifies each of the individuals who currently perform or have performed in the last twenty-four (24) months any of the following services for the Target: recruiting of workers, marketing and customer relations (each individual being a “Key Employee”). Furthermore, Disclosure Schedule 4(v)(i) sets forth the identity and job descriptions for each of the Key Employees. Each of the Key Employees has entered into a binding and enforceable confidentiality and non-solicitation agreement in the form (b) attached as part of Disclosure Schedule 4(v)(i). Sellers are not, and to Sellers’ Knowledge, the Key Employees are not subject to any non-competition or confidentiality agreement with any Person other than Target.

(ii) Disclosure Schedule 4(v)(ii) lists any intellectual property rights or copyright licenses agreements binding upon or obligating the Sellers or, to the knowledge of Sellers, any other Key Employee of the Target individually.

(iii) Disclosure Schedule 4(v)(iii) lists any franchise, distribution, commission, agency or representation agreements relating to the staffing, recruiting, and employee placement services business binding upon or obligating the Sellers or, to the knowledge of Sellers, any other Key Employee of the Target individually.

(w) Employees.

(i) To the Knowledge of Sellers, no directors or officers of Target, no executive, no Key Employee, or significant group of employees, plans to terminate employment with Target during the next twelve (12) months. Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three (3) years. Target has not committed any material unfair labor practice. There is no organizational effort presently being made or, to Knowledge of Sellers or the directors or officers of Target, threatened by or on behalf of any labor union with respect to employees of Target, except as set forth in Disclosure Schedule 4(w).

(ii) Within the past three (3) years, Target has not implemented any plant closing or layoff of employees requiring notice under the WARN Act, and no such action will be implemented without advance notification to Buyer. Disclosure Schedule 4(w) lists all full-time and part-time employees of Target.

(iii) Target is and since January 1, 2018 has been, in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, labor relations, terms and conditions of employment, immigration, employee classification and wages, hours, meal and break periods, hiring, promotion, termination, workers’, compensation, occupational safety and health requirements, plant closings, withholding of taxes, employment discrimination, harassment, retaliation, disability rights or benefits, equal opportunity, equal pay, employee privacy, employee leave requirements, unemployment insurance and related matters (“Labor Laws”). Target has paid its current and former employees, officers, directors, managers, independent contractors and consultants or adequately accrued for in accordance with GAAP in the Financial Statements all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, officers, directors, managers or consultants prior to September 30, 2018. Target has properly classified each of its employees, officers, directors, managers, independent contractors and consultants and “employees” or “independent contractors” and as “exempt” or “non-exempt” for all purposes (including with respect to eligibility for minimum wage and overtime under the Fair Labor Standards Act of 1938, as amended) and has properly reported all compensation paid to such employees, officers, directors, managers, independent contractors and consultants for all purposes and no reserves have been taken for any such matters. Target is, and since January 1, 2018 has been, in compliance with all documentation requirements of the Immigration Reform and Control Act of 1986, as amended, and the rules and regulations promulgated thereunder and no reserves have been taken for any such matters.

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(iv) Since January 1, 2018 there has been, no Litigation pending or to the Knowledge of Sellers threatened against Target by or before any Governmental Authority with respect to any current or former employees, officers, directors, managers or consultants of any Target, including any claim relating to the alleged violation of any Labor Law.

(v) The approximate percentage of the total cumulative revenue of Target received for services provided to Target’s clients for the period from January 1, 2018 to the date of this Agreement by or through the work of (a) (W-2) employees of Target is 0% and (b) 1099 Contractors of Target is 100%.

(x) Employee Benefits.

(i) Disclosure Schedule 4(x) lists each Employee Benefi7 Plan that Target maintains, to which Target contributes or has any obligation to contribute, or with respect to which Target has any liability.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(B) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate that is an Employee Welfare Benefit Plan subject to COBRA.

(C) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

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(D) Each such Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and Sellers are not aware of any facts or circumstances that would reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan.

(E) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Sellers and the directors and officers of Target, threatened.

(F) Sellers have delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(ii) Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in ERISA §3(35)).

(iii) Neither Target nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (including withdrawal liability as defined in ERISA §4201) under or with respect to any Multiemployer Plan.

(iv) Target does not maintain, contribute to or have an obligation to contribute to, or have any material liability or potential liability with respect to, any Employee Welfare Benefit Plan or other arrangement providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of Target other than in accordance with COBRA.

(v) The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, or result in the forfeiture of compensation or benefits under, any Employee Benefit Plan.

(vi) Disclosure Schedule 4(x)(vi) lists each written agreement, contract, or other arrangement - whether or not an Employee Benefit Plan (collectively a “Nonqualified Plan”) - to which Target is a party that is a “nonqualified deferred compensation plan” subject to Code §409A. Each Plan has been maintained in good faith compliance with Code §409A and the regulations thereunder and no amounts under any such Plan is or has been subject to the interest and additional tax set forth under Code §409A(a)(1)(B). Target has no actual or potential obligation to reimburse or otherwise “gross-up” any Person for the interest or additional tax set forth under Code §409A(a)(1)(B).

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(y) Guaranties. Target is not a guarantor or otherwise responsible for any liability or obligation (including Indebtedness) of any other Person.

(z) Environmental, Health, and Safety Matters.

(i) Target has for the past five (5) years complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

(ii) Without limiting the generality of the foregoing, Target has obtained, has for the past five (5) years complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

(iii) Target has not received any written notice, report, or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities, including any material investigatory, remedial, or corrective obligations, relating to any of them, their business, or their past or current facilities arising under Environmental, Health, and Safety Requirements.

(iv) Target has not treated, stored, disposed of, arranged for, permitted the disposal of, transported, handled, manufactured, distributed, exposed and person to or caused the release of any substance to the environment, including without limitation any hazardous substance, hazardous material or hazardous waste, or owned or operated any property or facility which is or has been contaminated by any such substance so as to give rise to any current or future liabilities, including any liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages, or attorneys’ fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or the Solid Waste Disposal Act, as amended (“SWDA”), or any other Environmental, Health, and Safety Requirements.

(v) Target has not designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is, or will become, subject to any liabilities with respect to the presence of asbestos in any product or item or in or upon any property, premises, or facility.

(vi) Sellers and Target have furnished to Buyer all environmental audits, reports, and other material environmental documents relating to Target’s or its respective predecessors’ or Affiliates’ past or current properties, facilities, or operations that are in their possession, custody, or under their reasonable control.

(aa) Business Continuity. None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by Target in the conduct of their Business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in, or to the use of, any such Systems by Target. Target is covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of Target’s Business.

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(bb) Certain Business Relationships with Target. Other than as disclosed on Disclosure Schedule 4(bb), none of Sellers, her Affiliates or Target’s directors, officers, employees, and shareholders has been involved in any material business arrangement or relationship with Target within the past twelve (12) months, and none of the Sellers, her Affiliates or Target’s directors, officers, employees, and shareholders owns any asset, tangible or intangible, that is used in the Business of Target.

(cc) Intentionally Omitted.

(dd) Customers and Suppliers.

(i) Disclosure Schedule 4(dd) lists the customers of Target by revenue for each of the two (2) most recent fiscal years and sets forth opposite the name of each such customer the percentage of net sales attributable to such customer.

(ii) Since the date of the Most Recent Balance Sheet, no supplier of Target has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to Target, and no customer listed on Disclosure Schedule 4(dd) has indicated in writing that it shall stop, or materially decrease the rate of, buying services from Target.

(ee) Data Privacy. Target’s respective businesses have complied with and, as presently conducted and as presently proposed to be conducted, are in compliance with, all Data Laws except, in each case, to the extent that a failure to comply would not have a Material Adverse Effect. Target has complied with, and is presently in compliance with, its policies applicable to data privacy, data security, and/or personal information except, in each case, to the extent that a failure to comply would not have a Material Adverse Effect. Target has not experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and Target is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data. Disclosure Schedule 4(ee) lists Target’s data privacy and security policies and Sellers agrees to deliver copies of all such policies to Buyer within ten (10) days from the date of this Agreement.

(ff) Preferential Status. There are no contracts with customers that either require the continuation of ownership of the Target by, or permit termination by the customer, due to Target’s loss of small business status, woman-owned business status, disadvantaged business status, protégé status, “8(a)” status or other preferential status. Furthermore, there are no contracts that were acquired by the Target due to the Target’s preferential status.

(gg) Disclosure. The representations and warranties contained in this §4 do not contain any untrue statement of a material fact, or omit to state any material fact, necessary in order to make the statements and information contained in this §4 not misleading.

§4A. Representations and Warranties Concerning Buyer Shares.

(a) Sellers’ Representations and Warranties Concerning Buyer’s Shares. Sellers represents and warrants to Buyer that the statements contained in this §4A(a) are correct and complete as of the date of this Agreement.

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(i) Access to Information. Sellers understands that an investment in the Buyer’s Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Sellers has been given full and complete access to the Buyer for the purpose of obtaining such information as Sellers or Sellers’ qualified representative has reasonably requested in connection with the decision to acquire the Buyer’s Shares. Sellers have received and reviewed copies of the Public Reports. Sellers have been afforded the opportunity to ask questions of the officers of the Buyer regarding its business prospects, all as Sellers (or Sellers’ investors’ representatives) has deemed necessary to make an informed investment decision to purchase the Buyer’s Shares.

(ii) Restricted Securities. (A) Sellers have been advised that none of the Buyer Shares have been registered under the Securities Act or any other applicable securities laws. Sellers acknowledges that the Buyer Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the buyer Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Buyer, an applicable exemption from registration is available; (B) Sellers are acquiring the Buyer Shares for Sellers’ own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws; (C) Seller understands and acknowledges that the certificates representing the Buyer’s Shares will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION; OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

and (D) Sellers acknowledges that an investment in the Buyer Shares is not liquid and is transferable only under limited conditions. Sellers acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sellers are aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of any of the Buyer’s Shares.

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(iii) Sellers’ Sophistication and Ability to Bear Risk of Loss. Sellers are Accredited Investors as that term is defined in Regulation D of the Securities Exchange Act, and is able to protect its interests in connection with the acquisition of the Buyer’s Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Sellers’ financial condition. Sellers, either alone or with Sellers’ representative(s), otherwise has such knowledge and experience in financial or business matters that Sellers are capable of evaluating the merits and risks of the investment in the Buyer’s Shares.

(b) Buyer’s Representations and Warranties Concerning Buyer’s Shares. Buyer represents and warrants to Sellers that the statements contained in this §4A(b) are correct and complete as of the date of this Agreement, except as set forth in the Buyer’s disclosure schedule accompanying this Agreement and initialed by the Parties (the “Buyer’s Disclosure Schedule”). The Buyer’s Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this §4A(b).

(i) Capitalization. As of October 24, 2018 the Buyer’s capitalization is as set forth in Buyer’s Disclosure Schedule. All outstanding shares of the Buyer’s capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights. There is only one class and series of common stock, which is the “Buyer’s Common Stock.” The Buyer’s Shares are part of the Buyer’s Common Stock. The Buyer’s Common Stock does not have any special series, rights, preferences or designations assigned to it. There is only one class of preferred stock, which preferred stock is convertible into Buyer’s Common Stock. Buyer does not have any outstanding options, warrants or convertible debt, derivative securities or notes other than as set forth on Buyer’s Disclosure Schedule.

(ii) Filings with SEC. Buyer has made all filings with SEC that it has been required to make within the past year under the Securities Act and the Securities Exchange Act (collectively the “Public Reports”). To Buyer’s knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement) each of the Public Reports: (i) has complied with the Securities Act and the Securities Exchange Act in all material respects; and (ii) does not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer has made available to Sellers, through the SEC’s “EDGAR System,” a correct and complete copy of each Public Report.

(iii) Financial Statements. Buyer has filed quarterly reports on Form 10-Q for the fiscal quarter ended March 30, 2018 (the “Most Recent Fiscal Quarter End”), and an annual report on Form 10-K for the fiscal year ended June 30, 2018. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, and present fairly the financial condition of Buyer and its Subsidiaries as of the indicated dates and the results of operations of Buyer and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

(iv) Events Subsequent to Most Recent Fiscal year End. Since the Most Recent Fiscal year End, there has not been any Material Adverse Change.

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§5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in §7 below).

(b) Notices and Consents. Sellers will cause Target to give any notices to third-parties, and will cause Target to use its reasonable best efforts to obtain any third-party consents referred to in §4(m)(iii) above, the Lease Consents, and the items set forth in Disclosure Schedule §5(b). Each of the Parties will (and Sellers will cause Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(a)(ii), §3(b)(ii), and §4(c) above.

(c) Operation of Business. Sellers will not cause or permit Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Sellers will not cause or permit Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in §4(h) above.

(d) Preservation of Business. Sellers will cause Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

(e) Full Access. Sellers will permit, and the Sellers will cause Target to permit, representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal Business operations of Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Target. Buyer will treat and hold as such any Confidential Information it receives from any of Sellers and Target in the course of the reviews contemplated by this §5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Sellers and Target all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

(f) Notice of Developments. Sellers will give prompt written notice to Buyer of any material adverse development causing a breach of any of the representations and warranties in §4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his, her, or its own representations and warranties in §3 and §4A above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement Appendix I, Appendix II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g) Exclusivity. Sellers will not (and Sellers will not cause or permit Target to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the Assets, of Target (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will not vote her Target Shares in favor of any such acquisition.

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(h) Maintenance of Real Property. Sellers will cause Target to maintain the Real Property, including all of the Improvements, in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of Buyer.

(i) Leases. Sellers will not cause or permit any Lease to be amended, modified, extended, renewed or terminated, nor shall Target enter into any new lease, sublease, license or other agreement for the use or occupancy of any Real Property requiring rental and other payments in excess of Five Thousand ($5,000) annually as averaged over the term thereof, without the prior written consent of Buyer.

(j) Tax Matters. Without the prior written consent of Buyer, Target shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Target for any period ending after the Closing Date or decreasing any Tax attribute of Target existing on the Closing Date.

§6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

(a) General. In case at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below). Sellers acknowledges and agrees that, from and after the Closing Buyer will be entitled to possession of all documents, books, records (including tax records), agreements, insurance policies, title documents, and financial data of any sort relating to Target.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with:

(i) any transaction contemplated under this Agreement; or

(ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, each of the other Parties will cooperate with him, her, or it and his, her, or its counsel in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below).

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(c) Transition. Sellers shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing as it maintained with Target prior to the Closing.

(d) Confidentiality. Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in his, her, or its possession. In the event that Sellers are requested, or required pursuant to oral or written question or request, for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, that Sellers will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this §6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Sellers may disclose the Confidential Information to the tribunal; provided, however, that Sellers shall use her reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

(e) Covenant Not to Compete. At the Closing, Sellers shall enter into a Covenant not to Compete in the form of Exhibit G attached hereto (the “Sellers’ Non-Competition Agreement”).

(f) Intentionally left blank

(g) Points of Contact. Prior to Closing,

(i) Buyer shall only contact Sellers regarding the subject matter of this Agreement or the existence of this Agreement and shall not contact any other employees or customers of the Sellers or Target regarding either the subject matter of this Agreement or the existence of this Agreement without the Sellers’ written consent; and

(h) Sellers’ Piggyback Registration Rights. With respect to the Buyer’s Shares, the Buyer shall provide Sellers with unlimited ‘piggyback’ registration rights on Buyer’s registrations with respect to the Buyer’s Common Stock, subject to cutback at the underwriter’s discretion.

§7. Conditions to Obligation to Close.

(a) Conditions to Buyer’s Obligation. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(a), §4 and §4A(a) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

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(ii) Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Sellers shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

(iii) Target shall have procured all of the third-party consents specified in §5(b) above;

(iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Buyer to own Target Shares and to control Target, or (D) materially and adversely affect the right of Target to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) Sellers shall have executed and delivered to Buyer a certificate to the effect that each of the conditions specified above in §7(a)(i)-(iv) is satisfied in all respects;

(vi) the relevant Parties shall have entered into side agreements in form and substance as set forth in Exhibits C-1 through C-2 attached hereto and the same shall be in full force and effect;

(vii) Buyer shall have received from counsel to Sellers an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to Buyer and on which Buyer’s lenders shall be entitled to rely, and dated as of the Closing Date;

(viii) Buyer shall have received the resignations, effective as of the Closing, of each director and officer of Target;

(ix) all actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

(x) Target shall have obtained and delivered to Buyer a written consent for the assignment of each of the Leases, and, if requested by Buyer’s lender in connection with any Material Leased Real Property, a waiver of landlord liens, collateral assignment of lease or leasehold mortgage from the landlord or other party whose consent thereto is required under such Lease (the “Lease Consents”), in form and substance satisfactory to Buyer and Buyer’s lender;

(xi) Target shall have obtained and delivered to Buyer an estoppel certificate with respect to each of the Leases, dated no more than thirty (30) days prior to the Closing Date, from the other party to such Lease, in form and substance satisfactory to Buyer (the “Estoppel Certificates”);

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(xii) Sellers shall have entered into a release with Buyer and Target in the form attached hereto as Exhibit D (“Sellers’ Release”), and such release shall be in full force and effect as of the Closing;

(xiii) Sellers shall have entered into the Sellers’ Non-Competition Agreement, and such agreement shall be in full force and effect as of the Closing;

(xiv) Mike Gabriel shall have entered into an employment agreement with Buyer in the form attached hereto as Exhibit H (“Executive Employment Agreement”), and such agreement shall be in full force and effect as of the Closing;

(xv) Sellers shall have delivered to Buyer copies of the certificate of incorporation of Target certified on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target’s incorporation;

(xvi) Sellers shall have delivered to Buyer copies of the certificate of good standing of Target issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of Target’s organization and of each jurisdiction in which Target is qualified to do business;

(xvii) Sellers shall have delivered to Buyer a certificate of the secretary or an assistant secretary of Target, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to: (i) the certificate of incorporation of Target and any amendments to the certificate of incorporation of Target since the date specified in clause (xvii) above; (ii) the bylaws of the Target; and (iii) any resolutions of the board of directors (or a duly authorized committee thereof) of the Target relating to this Agreement and the transactions contemplated hereby.

Buyer may waive any condition specified in this §7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Sellers’ Obligation. The Seller’s obligation to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(b) and §4A(b) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the terms “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

(ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

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(iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) Buyer shall have executed and delivered to Sellers a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects;

(v) Buyer shall have entered into the Sellers’ Non-Competition Agreement, and such agreement shall be in full force and effect as of the Closing;

(vi) Buyer shall have entered into the Executive’s Employment Agreement, and such agreement shall be in full force and effect as of the Closing; and

(vii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Sellers.

Sellers may waive any condition specified in this §7(b) if Sellers executes a writing so stating at or prior to the Closing.

§8. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties. The “Fundamental Representations and Warranties” of Sellers are the representations and warranties of Sellers in §3 and the following representations and warranties of Sellers in §4: §4(a) Organization, Qualification and Corporate Power; 4(b) Capitalization; 4(c) Non-contravention; 4(e) Title to Assets; 4(i) Undisclosed Liabilities; 4(k) Tax Matters; and 4(x) Employee Benefits. All representations and warranties of Sellers that are not Fundamental Representations and Warranties are the “Non-Fundamental Representations and Warranties.” All representations and warranties of the Parties survive the Closing. The Non-Fundamental Representations and Warranties shall survive the Closing hereunder (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of eighteen (18) months thereafter. All of the other representations and warranties of the Parties contained in this Agreement (including the other representations and warranties of the Parties contained in §3 and §4A above and the Fundamental Representations and Warranties) shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until thirty (30) days following the expiration of the applicable statutes of limitations (including any extension thereto).

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(b) Indemnification Provisions for Buyer’s Benefit. In the event Sellers breaches any of Sellers’ representations, warranties, covenants or agreements contained herein, and provided that Buyer makes a written claim for indemnification against Sellers pursuant to §11(h) below within the applicable survival period (in §8(a) above) if there is an applicable survival period pursuant to §8(a) above), then Sellers shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided, however, that except as to claims related to the Fundamental Representations and Warranties:

(i) Sellers shall not have any obligation to indemnify Buyer for a breach of any of the Non-Fundamental Representations and Warranties of Sellers (or as to matters indemnified against in §9(a) below) until Buyer has suffered Adverse Consequences by reason of all such breaches (of those Non-Fundamental Representations and Warranties) in excess of Forty Thousand Dollars ($40,000) (“Indemnification Basket”) after which point Sellers will be obligated to indemnify Buyer from and against further such Adverse Consequences as provided herein; and

(ii) (A) there will be an aggregate ceiling (“Indemnification Ceiling”) on the obligation of Sellers to indemnify Buyer from and against Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by breaches of any of the Non-Fundamental Representations and Warranties of Sellers; such Indemnification Ceiling being an amount equal to Two Million Four Hundred Fifty Thousand Dollars ($2,450,000), and (B) Buyer’s recourse to recover for a breach of any of the Non-Fundamental Representations and Warranties shall be limited solely to recourse against the Buyer’s Shares valued (at Closing) at Two Million Dollars ($245,000). If the Buyer’s Shares are not available to Buyer, then the foregoing Recourse Limitation shall not apply (e.g., Sellers have disposed of or encumbered with liens the Buyer’s Shares).

(c) Indemnification Provisions for Sellers’ Benefit. In the event Buyer breaches any of its representations, warranties, covenants or agreements contained herein, and provided that Sellers makes a written claim for indemnification against Buyer pursuant to §11(h) below within the applicable survival period (in §8(a) above) then Buyer agrees to indemnify Sellers from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

(d) Matters Involving Third-Parties.

(i) If any third-party notifies either Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) that may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) under this §8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

(ii) Any Indemnifying Party will have the right to assume the defense of the Third-Party Claim with counsel of his, her, or its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve the rights and defenses of the Indemnified Party; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

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(iii) So long as the Indemnifying Party has assumed, and is conducting the defense of the Third-Party Claim in accordance with §8(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party, and (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld).

(iv) In the event that the Indemnifying Party does not assume and conduct the defense of the Third-Party Claim in accordance with §8(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner he, her, or it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this §8.

(e) Determination of Adverse Consequences. Indemnification payments under this §8 and §9 (below) shall be paid by the Indemnifying Party without reduction for any Tax Benefits available to the Indemnified Party. The Parties shall make appropriate adjustments for insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this §8. All indemnification payments under this §8 and §9 (below) shall be deemed adjustments to the Purchase Price.

(f) Exclusive Remedy. Buyer and Sellers acknowledge and agree that the foregoing indemnification provisions in this §8 shall be the exclusive remedy of Buyer and Sellers against each other with respect to breaches of the representations, warranties, covenants and agreements contained in this Agreement, and the transactions contemplated by this Agreement with the exception of actual fraud. Sellers hereby agrees that they will not make any claim for indemnification against Target or Buyer by reason of the fact that they were a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

§9. Tax Matters.

The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

(a) Tax Indemnification. Sellers shall indemnify Target and Buyer and hold them harmless from and against: (i) all Income and other Taxes (or the non-payment thereof) of Target for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”); (ii) any and all Income and other Taxes of any member of an affiliated, consolidated, combined, or unitary group of which Target (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation §1.1502-6 or any analogous or similar state, local, or non-U.S. law or regulation; and (iii) any and all Income and other Taxes of any person (other than Target) imposed on Target as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (i), (ii) and (iii) above, Sellers shall be liable only to the extent that such Income Taxes are in excess of the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Most Recent Balance Sheet (rather than in any notes thereto). Sellers shall reimburse Buyer for any Taxes of Target that are the responsibility of Sellers pursuant to this §9(a) within fifteen (15) Business Days after payment of such Taxes by Buyer or Target.

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(b) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Income Taxes for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which Target holds a beneficial interest shall be deemed to terminate at such time).

(c) Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Target for all periods ending on or prior to the Closing Date that are filed after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make sure changes as are reasonably requested by Sellers. To the extent permitted by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on Sellers’ Tax Return in a manner consistent with the Schedule K-1 prepared by Target for such periods.

(d) Refunds and Tax Benefits. Any Income Tax refunds that are received by Buyer or Target, and any amounts credited against Income Tax to which Buyer or Target become entitled, that relate to Income Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Sellers, and Buyer shall pay over to Sellers any such refund or the amount of any such credit within fifteen (15) Business Days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Income Tax by a taxing authority to Buyer or Target of any amount accrued on the Most Recent Balance Sheet, Buyer shall pay such amount to Sellers within fifteen (15) Business Days after receipt or entitlement thereto.

(e) Cooperation on Tax Matters.

(i) Buyer, Target and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Target, Sellers and Buyer agrees: (A) to retain all books and records with respect to Tax matters pertinent to Target relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Target or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

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(ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(f) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated herein shall be paid by Sellers when due, and the Party required by applicable law shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the other Party/Parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. The expense of such filings shall be paid one-half by Buyer and one-half by Sellers.

§10. Termination.

(a) Termination of Agreement. Certain Parties may terminate this Agreement as provided below:

(i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing. Any “Earnest Money” paid to Sellers will be immediately repaid to buyer.

§11. Miscellaneous.

(a) Intentionally Omitted.

(b) Press Releases and Public Announcements. None of the Sellers, the Target, or any officer, employee, representative or agent of the Target, will issue any press release or other public announcement regarding the proposed Agreement. Sellers and Target shall use best efforts to cause Target’s employees to not disclose any information about the transaction or confidential Buyer information that is non-public or trade in Buyer’s stock or disseminate insider information unless approved in advance by Buyer’s counsel in writing. Prior to Closing, no clients or employees of either Party will be contacted by the other Party or otherwise informed about a possible transaction unless mutually agreed upon by the Parties. After Closing, no client or employee notifications will be made unless approved in writing by the Buyer. Once Closing has occurred, only the Buyer will make any announcement at its sole discretion. The Buyer will not announce any transaction prior to Closing unless the Parties mutually agree to such disclosure, or it is required to do so as determined by Buyer’s counsel because of SEC rules, regulations and interpretations.

(c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

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(d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers; provided, however, that Buyer may: (i) assign any or all of its rights and interests hereunder to one (1) or more of its Affiliates; and (ii) designate one (1) or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

(f) Counterparts. This Agreement may be executed in one (1) or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) one (1) Business Day after being sent to the recipient by facsimile transmission or electronic mail; or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Buyer:

Kurt Rossner

6888 S Clinton St.

Greenwood Village, Co 80112

If to Sellers/Target:

Mike Gabriel

1418 Abbot Kinney Blvd.

Venice Ca, 90291

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Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(i) Governing Law, Jurisdiction, Venue and Service of Process. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado. The Parties agree that the courts of the State of Colorado and the federal courts of the United States located in the State of Colorado shall have non-exclusive jurisdiction over any dispute, claim or controversy which may arise involving this Agreement or its subject matter. The Parties waive any defense of lack of personal jurisdiction that any of them may have otherwise had to an action brought in Colorado. The Parties agree that exclusive venue shall lie solely in the appropriate federal or state court located in Colorado; provided that this provision shall not prohibit a Party from commencing an action in any court with appropriate jurisdiction for the purpose of enforcing this choice of venue provision, and bringing such an action shall not serve to waive such Party’s rights under the choice of venue provision. The Parties irrevocably submit and consent to the above jurisdiction and chosen venue and except as provided herein waive any right they may have to bring or maintain an action in any other jurisdiction or venue or seek any change of jurisdiction or venue or that such venue is inconvenient. The Parties agree that service of process in any proceeding in any such court may be effected by U.S.P.S. certified mail at the addresses as stated herein.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof, or the validity or enforceability of the offending term or provision in any other situation, or in any other jurisdiction.

(l) Expenses. Each Buyer, Sellers and Target will bear his, her, or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that (except as provided in §9(g) above) Sellers will also bear the cost and expenses of Target (including all of Target’s legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby in the event that the transactions contemplated by this Agreement are consummated.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

(n) Incorporation of Annexes, Exhibits, Appendices, and Schedules. The Annexes, Exhibits, Appendices, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Governing Language. This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

Signatures on the following page

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

“BUYER”

Leafbuyer Technologies, Inc., a Nevada corporation

By: __________________________
Print Name: _____________________
Title: __________________________

“SELLERS/TARGET”

By: __________________________
Print Name: Elaine Lu

By: __________________________
Print Name: Bruce Lam

By: __________________________
Print Name: Ryan Neely
Title:

Uncommon Trade Inc., a Delaware corporation

By: __________________________
Print Name: Mike Gabriel
Title:

Greenlight Technologies, Inc. a Nevada corporation

By: __________________________
Print Name: Mike Gabriel
Title:

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EXHIBIT A – DEFINITIONS

“1099 Contractors” means any personnel who are “leased” to customers of Target or whose services are provided to customers of Target including those provided directly or through entities (e.g. corporations) owned by the personnel, who are not treated as being W-2 employees of Target.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means: (i) in the case of an individual, the members of the immediate family (including the individual’s spouse and the parents, siblings and children of the individual and/or the individual’s spouse) and any Business Entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the foregoing individuals; or (ii) in the case of a Business Entity, another Business Entity or a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Business Entity.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local, or non-U.S. law.

“Applicable Rate” means the corporate base rate of interest publicly announced from time to time.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms, or could form, the basis for any specified consequence.

“Business” means the staffing, recruiting, and employee placement services of Target, including all related services provided by Target.

“Business Day” means any day, excluding Saturday, Sunday and any national or Colorado state holiday.

“Business Entity” means any corporation, partnership, limited liability company, trust or other domestic or foreign form of business association or organization.

“Buyer” has the meaning set forth in the preface.

“Buyer’s Disclosure Schedule” has the meaning set forth in §4A(b).

“Cash Payment to Sellers” has the meaning set forth in §2(b).

“CERCLA” has the meaning set forth in §4(z)(iv).

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“Charter” means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation or other Business Entity, as amended and restated through the date hereof.

“Closing” has the meaning set forth in §1(c).

“Closing Date” has the meaning set forth in §1(c).

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code §4980B and of any similar state law.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, published Internal Revenue Service rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

“Compliance” or words of similar meaning shall mean adherence, in all material respects, to any and all Legal Requirements.

“Confidential Information” means any information concerning the Business and affairs of Target that is not already generally available to the public.

“Data Laws” means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, provincial, or local) applicable to data privacy, data security, and/or personal information, as well as industry standards applicable to Target.

“Disclosure Schedule” or “Disclosure Schedules” has the meaning set forth in §4.

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA §3(3)) and any other material employee benefit plan, program or arrangement of any kind.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

“Environmental, Health, and Safety Requirements” means all federal, state, local, and non-U.S. statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, exposure to, or cleanup of any hazardous materials, substances, wastes, chemical substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, mold, or radiation.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

“ERISA Affiliate” means, for purposes of Title IV of ERISA, any trade or business, whether or not incorporated, that together with Target, would be deemed to be a “single employer” within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with Target, is treated as a “single employer” for purposes of Section 414 of the Code.

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“Escrow Agent” has the meaning set forth in §2(a)(ii).

“Escrow Agreement” means that certain Escrow Agreement referenced in §8(g) by and among the Escrow Agent, Buyer and Sellers.

“Estoppel Certificates” has the meaning set forth in §7(a)(xi).

“Fiduciary” has the meaning set forth in ERISA §3(21).

“Financial Statements” has the meaning set forth in §4(g).

“Fundamental Representations and Warranties” has the meaning set forth in §8(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Buyer’s Common Stock” means the no par value common stock of Leafbuyer Technologies, Inc..

“Buyer’s Shares” has the meaning set forth in §(2)(iv).

“Buyer’s Shares - Escrow Agreement” has the meaning set forth in §(2)(iv).

“Improvements” has the meaning set forth in §4(l).

“Income Tax” means any federal, state, local, or non-U.S. Income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Indebtedness” means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor’s balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

“Indemnification Basket” has the meaning set forth in §8(b).

“Indemnification Ceiling” has the meaning set forth in §8(b).

“Indemnified Party” has the meaning set forth in §8(d).

“Indemnifying Party” has the meaning set forth in §8(d).

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“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (f) all computer software (including source code, executable code, data, databases, and related documentation); (g) all material advertising and promotional materials; (h) all other proprietary rights; and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Key Employee” has the meaning set forth in §4(v).

“Knowledge,” “Know,” “Known” or words of similar meaning shall mean, with respect to Sellers: (i) information ascertainable by a review of Sellers’ or Target’s books and records; and (ii) the actual knowledge of Sellers after reasonable investigation, due diligence and inquiry of management of the Target.

“Labor Laws” has the meaning set forth in §4(w)(iii).

“Law” means any federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, as applicable to the Business or Target. The term “Law” includes, without limitation, the following statutes, as amended, and in effect from time to time up to the Closing Date, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground Storage Tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; and any similar state and local laws, and all amendments thereto, or the by-laws, the rules, regulations and interpretations thereunder, all as the same shall be in effect from time to time.

“Lease Consents” has the meaning set forth in §7(a)(x).

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by Target.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which Target holds any Leased Real Property, including the right to all security deposits and other amounts and instruments held by or on behalf of Target thereunder.

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“Lien” or “Liens” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to, or would likely have a material adverse impact or effect on: (a) the business, operations, assets, liabilities, condition or prospects (financial or otherwise) of Target; (b) the ability of the Sellers to perform its obligations under any of the Purchase Documents; (c) the validity or enforceability of any of the Purchase Documents; or (d) the rights and remedies of the Buyer under any of the Purchase Documents.

“Material Leased Real Property” means any Leased Property that is leased by Target at an annual rent in excess of twelve thousand ($12,000).

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in §4(g).

“Most Recent Fiscal Month End” has the meaning set forth in §4(g).

“Most Recent Fiscal Quarter End” has the meaning set forth in §4A(b)(iii).

“Most Recent Fiscal Year End” has the meaning set forth in §4(g).

“Multiemployer Plan” has the meaning set forth in ERISA §3(37).

“Necessary Permits” or “Permits” mean all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other governmental and other authorizations as are necessary in order to enable Target (prior to Closing) and Buyer (after Closing) to continue to own, operate and conduct the Business as currently conducted and proposed to be conducted and to occupy and use Target’s real and personal properties without incurring any material liability.

“Nonqualified Plan” has the meaning set forth in §4(x)(vi).

“Non-Fundamental Representations and Warranties” has the meaning set forth in §8(a).

“NWC Adjustment Amount” has the meaning set forth in §2(a)(v).

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Owned Real Property” means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Target and its Subsidiaries.

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“Party” or “Parties” has the meaning set forth in the preface.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Pre-Closing Tax Period” has the meaning set forth in §9(a).

“Predecessor” means any Person, if any, whose status and activities could give rise to a claim against Buyer or Target as successor in interest to such Person.

“Prohibited Transactions” has the meaning set forth in ERISA §406 and Code §4975.

“Public Reports” has the meaning set forth in §4A(b)(ii).

“Purchase Documents” means this Agreement and any other certificate, document, instrument, stock power, or agreement executed in connection therewith, and any assignment or other agreement related to the Stock or any purchased assets.

“Purchase Price” has the meaning set forth in §2.

“Real Property” means real property and real estate.

“Real Property Laws” has the meaning set forth in §4(l).

“Recourse Limitation” has the meaning set forth in §8(b)(ii)(B).

“Rule 144” has the meaning set forth in §4A(a)(ii).

“Rule 144 Sales” has the meaning set forth in §6(h).

“EDGAR System” means the Electronic Data Gathering, Analysis, and Retrieval system, which performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission.

“SEC” means the Securities and Exchange Commission.

“§338(h)(10) Election” has the meaning set forth in §9(f).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Sellers” has the meaning set forth in the preface.

“Executive Employment Agreement” has the meaning set forth in §7(a)(xiv).

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“Sellers’ Non-Competition Agreement” has the meaning set forth in §6(e).

“Stock Event” has the meaning set forth in §2(a).

“Straddle Period” has the meaning set forth in §9(b).

“Subsidiary” means, with respect to any Person: (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation, association or other entity shall have or might have power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person; or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest. For purposes of this Agreement, a Subsidiary of Target shall include the direct and indirect Subsidiaries of Target.

“SWDA” has the meaning set forth in §4(z)(iv).

“Systems” has the meaning set forth in §4(aa).

“Target” has the meaning set forth in the preface.

“Target Share” or “Target Shares” means any share of the common stock, no par value per share of Target.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in §8(d).

“WARN Act” has the meaning set forth in §4(h).

“Working Capital Escrow Funds” has the meaning set forth in §2(a)(ii).

“Written,” “in writing” or words of similar meaning shall include any written materials, emails or any other forms of written documentation or communication (including any electronic form).

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APPENDIX II

(INCENTIVE SHARES APPENDIX)

1. DEFINITIONS. For purposes of this Appendix II, the following terms have the meanings specified or referred to in this Paragraph 1:

“App User”- unique user from distinct email address and/or phone number in countries where the pre-ordering application is available for consumer use.

“Incentive Share Period” – The incentive share period will be from the execution of the Stock Purchase Agreement to December 31, 2019.

“Iframe LB/Dispensary Site” – Web Interface / Iframe / white-label delivery – Develop a web-based interface to support pre-order functionality similar to the current mobile app. This interface would be deliverable via an iframe to be used on leafbuyer.com profiles and/or dispensary clients’ own websites.

“LB data integration deals + menu + one way POS integration” – Develop a mechanism to allow for integration of (1) leafbuyer.com deals and GreenLight deals bi-directionally – if a deal is entered on leafbuyer.com it is pushed to the profile of the pre-ordering client on GreenLight and vice-versa; (2) identify a mechanism to apply leafbuyer.com deals to GreenLight menu items, if feasible; (3) POS integrations with (4) of the following POS systems in order to pull menu data from their inventory systems: GreenBits, Flowhub,Treez, Cova,Nugg,Unleashed; any of which have not been completed already.

“POS – Full integration” – Wherever available, integrate with POS systems which have (1) two-way communication capabilities for reducing inventory levels when a pre-order is complete to preserve availability of the items on the order; (2) built-in loyalty programs in order to retrieve all available order-specific data from the POS in order to populate user profiles for points awards and visit metadata (date/time, purchase amount, order details, where available) on the leafbuyerloyalty.com platform.

“2.0 App Version Release” New mobile app – Integration of leafbuyer.com, GreenLight pre-ordering and leafbuyerloyalty.com functionality into one app available for distribution via native iOS and Android apps and/or Progressive Web App (PWA) from leafbuyer.com, leafbuyerloyalty.com or GreenLight website

“New Stores Using Service” – A customer that has not previously subscribed to the Greenlight loyalty software subscription, a customer generating revenue from the software of $299.00 or more, and the contract was sold by one of the sales representatives in California.

“Service” means Loyalty Software Solution.

2. Intentionally left blank

3. CERTAIN OPERATING GUIDELINES.

(a)	The parties acknowledge that Mike Gabriel is entering into an Employment Agreement with Target, and pursuant to the Employment Agreement he will be the Director of Operations of the Target and will report to the Board of Directors and Buyer’s Chief Executive Officer of Leafbuyer Technologies, Inc.

(b)	Buyer agrees that, at all times prior to the expiration of Incentive Share Period, Uncommon Trade, Inc. and Leafbuyer Technologies, Inc. (“Buyer”) shall provide commercially reasonable support to the Target for purposes of Target conducting its Business in a manner consistent with the past practices of the Target and Sellers.

(c)	Buyer shall not intentionally take an action for purposes of preventing the Target from achieving the Incentive Shares.

(d)	Buyer will hire two sales representatives, to be managed by Uncommon Trade, Inc., at commercially reasonable rates to assist Greenlight Technologies, Inc. accomplish these goals.

(e)	Buyer will manage all POS integration communications and execute all agreements

(f)	Sellers shall promptly notify Buyer in writing if Sellers discover that Buyer has failed to comply with any of the above operating guidelines in this Paragraph 3. If such failure is capable of being cured, Buyer shall have a period of ten (10) days to cure.

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4. INCENTIVE SHARE PAYOUT.

(a)	The Incentive Share Payment will be paid by Buyer within thirty (30) days of the goal being successfully met, as further laid out in Section 5 below. Notwithstanding any provision in this Appendix II to the contrary, in no event will the Incentive Shares exceed 1,200,000 common shares. The Earnout Payment will be allocated between the Sellers as set forth on Exhibit B to the Agreement.

(b)	Upon notice to Sellers’ Representative specifying in reasonable detail the basis therefor, Buyer may set off any amount to which it claims to be entitled from any Seller under §8 of the Agreement against amounts otherwise payable under this Appendix II. The exercise of such right of setoff by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Appendix II, regardless of whether any Seller disputes such setoff claim, or whether such setoff claim is for a contingent or unliquidated amount. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

5. PROCEDURE.

Each of the goals will be evaluated at the end of the deadline and shares will be issued upon the completion of the task prior to the deadline.

Development Incentive Goals: 600,000 shares

Successful development, implementation and Buyer’s acceptance (not to be unreasonably withheld) of the following into the technology:

Goals	Shares	Deadline

Iframe LeafBuyer/Dispensary Site	200,000	January 15, 2019
Leafbuyer data integration deals + menu + one-way POS integration	100,000	June 30, 2019
Two POS – Full integration (50,000 shares each successful integration)	100,000	November 1, 2019
2.0 App Version Release	200,000	December 31, 2019

Performance Incentive Goals: 400,000 shares

12 New Stores Using Service	100,000	March 31, 2019
12 New Stores Using Service	100,000	June 30, 2019
12 New Stores Using Service	100,000	September 30, 2019
12 New Stores Using Service	100,000	December 31, 2019

Bonus Incentive Goal: 200,000 shares

Total of New Stores Using Service 60 and
40,000 additional App Users	200,000	December 31, 2019

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